Exhibit 24.1

ANHEUSER-BUSCH COMPANIES, INC.
POWER OF ATTORNEY

         Each of the undersigned directors and officers of Anheuser-Busch Companies, Inc., a Delaware corporation (the “Company”"), hereby appoints Patrick T. Stokes, W. Randolph Baker, JoBeth G. Brown and William J. Kimmins, Jr., and each of them acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with (I) the proposed registration under said Act pursuant to a Registration Statement on Form S-3 of the debt securities of the Company in a principal amount not to exceed $1,000,000,000 (this authorization to include the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed Registration Statement to be filed with the Securities and Exchange Commission in respect of said securities, and to any amendments to said proposed Registration Statement); and (II) any amendments to the Company's existing Registration Statement on Form S-3 (No. 333-64996) (this authorization to include the authority to sign the name of each of the undersigned in the capacities indicated below to any such amendment to be filed with the Securities and Exchange Commission).

        IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of June 26, 2002.

/s/ AUGUST A. BUSCH III	/s/ W. RANDOLPH BAKER
August A. Busch III Chairman of the Board Director	W. Randolph Baker Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ JOHN F. KELLY	/s/ BERNARD A. EDISON
John F. Kelly Vice President and Controller (Principal Accounting Officer)	Bernard A. Edison Director

/s/ CARLOS FERNANDEZ G.	/s/ JOHN E. JACOB
Carlos Fernandez G. Director	John E. Jacob Director

/s/ JAMES R. JONES	/s/ CHARLES F. KNIGHT
James R. Jones Director	Charles F. Knight Director

/s/ VERNON R. LOUCKS, JR.	/s/ VILMA S. MARTINEZ
Vernon R. Loucks, Jr. Director	Vilma S. Martinez Director

/s/ WILLIAM PORTER PAYNE	/s/ JOYCE M. ROCHE
William Porter Payne Director	Joyce M. Roche Director

/s/ HENRY HUGH SHELTON	/s/ PATRICK T. STOKES
Henry Hugh Shelton Director	Patrick T. Stokes Director

/s/ ANDREW C. TAYLOR	/s/ DOUGLAS A. WARNER III
Andrew C. Taylor Director	Douglas A. Warner III Director

/s/ EDWARD E. WHITACRE, JR.
Edward E. Whitacre, Jr. Director